                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES

                                                                                   JURISDICTION OF
                                                                                    INCORPORATION
NAME OF SUBSIDIARY                                                                 OR ORGANIZATION
ABCO Industries, Incorporated                                                      South Carolina

Eastman Chemical Argentina S.A.                                                       Argentina

Eastman Chemical, Asia Pacific Pte. Ltd.                                              Singapore

Eastman Chemical Brasileira Ltd.                                                       Brazil

Eastman Chemical B.V.                                                                Netherlands

Eastman Chemical Canada, Inc.                                                          Canada

Eastman Chemical Ectona, Ltd.                                                          England

Eastman Chemical Espana, Inc.                                                         Delaware

Eastman Chemical Espana, S.A.                                                           Spain

Eastman Chemical, Europe, Middle East and Africa, Ltd.                                Delaware

Eastman Chemical Foreign Sales Corporation                                            Barbados

Eastman Chemical Company Foundation, Inc.                                             Tennessee

Eastman Chemical Holdings, S.A. de C.V.                                                Mexico

Eastman Chemical Hong Kong Limited                                                    Hong Kong

Eastman Chemical Industrial de Mexico, S.A. de C.V.                                    Mexico

Eastman Chemical Japan Limited                                                          Japan

Eastman Chemical Korea Ltd.                                                             Korea

Eastman Chemical Ltd.                                                                 New York

Eastman Chemical (Malaysia) Sdn. Bhd.                                                 Malaysia

Eastman Chemical Mexicana S.A. de C.V.                                                 Mexico

Eastman Chemical, Netherlands B.V. Amsterdam                                         Netherlands

Eastman Chemical S. Com P.A.                                                            Spain

Eastman Chemical Singapore Pte. Ltd.                                                  Singapore

Eastman Chemical (UK) Limited                                                      United Kingdom

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


                                  SUBSIDIARIES

                                                                                   JURISDICTION OF
                                                                                    INCORPORATION
NAME OF SUBSIDIARY                                                                 OR ORGANIZATION
Eastman International Management Company                                              Tennessee

Enterprise Genetics, Inc.                                                              Nevada

Hartlepet, Limited                                                                 United Kingdom

Holston Defense Corporation                                                           Virginia

Mustang Pipeline Company                                                                Texas

Pinto Pipeline Company of Texas                                                         Texas

Workington Investments Limited                                                     United Kingdom




































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